Power of Attorney

Know all by these presents, that the undersigned director of AmSouth Bancorporation, the Company, hereby constitutes and appoints John D. Buchanan, Carl L. Gorday, Dale M. Hebert and Michelle A. Bridges and any of them, my agents and attorneys in fact, for the limited purpose of signing any and all Securities and Exchange Commission Forms 3, 4, 5 and 144, and other documents relating thereto, with respect to the securities of the Company beneficially owned by the undersigned, and any and all amendments thereto, and to file the same with the Securities and Exchange Commission, and grants unto said attorneys in fact full power and authority to do each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as she might do in person, and hereby ratifies and confirms all things that said attorneys in fact may lawfully do and seek to be done by virtue hereof. This Power of Attorney shall be valid until my obligation to file the aforementioned forms as a director of AmSouth Bancorporation ceases, unless earlier revoked by me by written document delivered to the Secretary of AmSouth Bancorporation.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 20th day of October, 2005.


                                   /s/DAVID J. COOPER, SR.
                                      Signature